UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2015

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2015, certain special purpose wholly-owned subsidiaries of Blackstone Mortgage Trust, Inc. (the “Company”) and Wells Fargo Bank, National Association (“Wells Fargo”) entered into a Second Amended and Restated Master Repurchase and Securities Contract (as amended and restated, the “Wells Fargo facility”) that amended and restated the Amended and Restated Master Repurchase and Securities Contract dated June 4, 2015 (as amended by Amendment No. 1 to Amended and Restated Master Repurchase Facility dated June 11, 2015 ) in order to, among other things, increase the facility amount for (i) U.S. Dollar borrowings from $1.8 billion to $2.8 billion, as such amount may be further increased by up to $139.5 million, (ii) Pound Sterling borrowings from £200.4 million to £247.4 million and (iii) Euro borrowings from €13.3 million to €166.1 million, as such amount may be further increased by up to €1.7 million. Canadian Dollar borrowing capacity remains C$693.6 million, as such amount may be further increased by up to C$25.5 million. All other material terms, including the Company’s guarantee obligations with respect to the Wells Fargo facility, remain substantially the same as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2015.

The Wells Fargo facility was entered into in accordance with the previously announced commitment by Wells Fargo to provide secured financing to be used by the Company to finance a portion of the purchase price of a portfolio of commercial mortgage loans (the “Loan Portfolio”) from General Electric Capital Corporation and certain of its affiliates. The Company used the additional funds made available under the Wells Fargo facility on June 23, 2015, together with other available cash, to substantially complete the acquisition of the Loan Portfolio, as well as to acquire an additional $435.5 million of loan participation interests which are pari passu to related interests included in the Loan Portfolio.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 23, 2015, the Company completed its acquisition of substantially all of the Loan Portfolio as well as the eight loan participation interests described in Item 1.01 above. On a cumulative basis, the Company has closed on approximately $4.8 billion of loans in its acquisition of the Loan Portfolio and related loan participation interests.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On June 29, 2015, the Company issued a press release announcing, among other things, that is has substantially completed its acquisition of the Loan Portfolio. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Other than the information filed under items 1.01, 2.01 and 2.03 in this Current Report on Form 8-K, the information in this Current Report on Form 8-K, including the information furnished under this Item 7.01 and in Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Blackstone Mortgage Trust, Inc., dated June 29, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: June 29, 2015

	By:	/s/ Stephen D. Plavin
	Name:	Stephen D. Plavin
	Title:	Chief Executive Officer

Exhibit Index

99.1	Press Release of Blackstone Mortgage Trust, Inc., dated June 29, 2015.